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                                   EXHIBIT 11

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" in Post-Effective Amendment No. 9 under the Securities Act of 1933 and Post-Effective Amendment No. 10 under the Investment Company Act of 1940 to the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of Pacific Global Fund, Inc. dba Pacific Advisors Fund Inc., and to the incorporation by reference therein of our report dated January 23, 1998, with respect to the financial statements of Pacific Global Fund, Inc. dba Pacific Advisors Fund Inc. included in its Annual Report for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP

April 1, 1998